2020 PERFORMANCE RESTRICTED STOCK UNITS
GRANT AGREEMENT

To: _________________

By accepting your grant online through the Schwab Equity Award Center, you agree that these incentives are granted under and governed by the terms and conditions of the 2010 Long-Term Incentive Plan of BWX Technologies, Inc. (as amended and restated to date, the “Plan”), and this 2020 Performance Restricted Stock Units Grant Agreement, which is included in the online acceptance process. A copy of the Plan and the Prospectus relating to the stock issued under the Plan can be found at http://equityawardcenter.schwab.com under the “At a Glance/My Company Info” tab in your Schwab account. The Plan and Prospectus are incorporated by reference and made a part of the terms and conditions of your award. If you would like to receive a copy of either the Plan or Prospectus, please contact Kathy Peres at 980-625-4194 or kaperes@bwxt.com.

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Effective __________, 2020 (the “Date of Grant”), the Compensation Committee of the Board of Directors (the “Committee”) of BWX Technologies, Inc. (“BWXT”) awarded you a grant of performance-based Restricted Stock Units (“Performance RSUs”) under the Plan. The provisions of the Plan are incorporated herein by reference and capitalized terms used but not otherwise defined in this Agreement have the meanings given them in the Plan. For the avoidance of doubt, the Performance RSUs are not intended to be a Performance-Based Award under the Plan.

Any reference or definition contained in this Agreement shall, except as otherwise specified, be construed in accordance with the terms and conditions of the Plan and all determinations and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on you and your legal representatives and beneficiaries. The term “BWXT” as used in this Agreement with reference to employment shall include subsidiaries of BWXT (including unconsolidated joint ventures). Whenever the words “you” or “your” are used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiary, estate, or personal representative, to whom any rights under this Agreement may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

Performance RSUs

1.     Performance RSU Award. You have been awarded ________ performance-based restricted stock units (the “Initial Performance RSUs”). These Performance RSUs represent a right to receive Shares, calculated as described below, provided (and to the extent that) the applicable performance measures and vesting requirements set forth in this Agreement have been satisfied. No Shares are awarded or issued to you on the Date of Grant.

2.     Vesting Requirements. Subject to Section 3 of this Agreement (the “Forfeiture of Performance RSUs” provision), Performance RSUs will become vested under one of the following circumstances, to the extent the Performance RSUs have not previously vested or become forfeited:

·	a percentage of the Initial Performance RSUs shall become vested on the third anniversary of the Date of Grant, provided you are still employed by BWXT (with the number in which you vest determined as described in Section 4 of this Agreement (the “Number of Performance RSUs” provision));

·
if you terminate employment on or after the first anniversary of the Date of Grant but prior to the third anniversary of the Date of Grant due to Retirement or an involuntary termination by BWXT without Cause (in each case as defined below), you will be eligible to vest in a number of Performance RSUs equal to the product of (a) the number of Performance RSUs that would have vested if you would have remained in the continuous employ of BWXT until the third anniversary of the Date of Grant or the occurrence of a Change in Control (whichever occurs first) multiplied by (b) a fraction, the numerator of which is the number of calendar days you are employed by BWXT during the Performance Period, and the denominator of which is the total number of calendar days in the Performance Period;

·
100% of the Initial Performance RSUs shall become vested prior to the third anniversary of the Date of Grant on the earliest to occur of: (a) the date of termination of your employment from BWXT due to death, (b) your Disability, or (c) the date of a Change in Control; and

·	the Committee may provide for additional vesting under other circumstances, in its sole discretion.

For purposes of this Agreement, “Retirement” means voluntary termination of employment with BWXT after attaining (i) at least 60 years of age and (ii) at least [5] [10] years of service with BWXT (with years of service calculated by reference from your “adjusted service date,” as determined by the Company).

For purposes of this Agreement, “Cause” means that (a) you are convicted of (i) a felony or (ii) a misdemeanor involving fraud, dishonesty or moral turpitude, or (b) you engage in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of BWXT, as determined in the sole judgment of the Committee.

3.     Forfeiture of Performance RSUs. Except in connection with a “Retirement” or a termination without Cause as described in Section 2 above, Performance RSUs which are not or do not become vested upon your termination of employment for any reason shall, coincident therewith, be forfeited and be of no force and effect.

4.     Number of Performance RSUs. Except as otherwise provided in this Agreement and subject to adjustments permitted by the Plan, the number of Performance RSUs in which you will vest under this Agreement, if any, will be determined by multiplying (a) the sum of (i) 0.5 times the vested percentage applicable to Return on Invested Capital (“ROIC”) plus (ii) 0.5 times the vested percentage applicable to diluted Earnings Per Share (“EPS”) by (b) the number of Initial Performance RSUs. The maximum number of Performance RSUs in which you can vest is 200% of your Initial Performance RSUs and the minimum number of Performance RSUs in which you can vest is 0% of your Initial Performance RSUs.

The vested percentage applicable to ROIC and EPS will each be determined over the Performance Period as set forth on Schedule 1 attached hereto and incorporated by reference herein. For purposes of this Agreement, the “Performance Period” means the period beginning on January 1, 2020 and ending on December 31, 2022.

5.     Settlement of Performance RSUs. You (or your beneficiary, if applicable) will receive one Share for each Performance RSU that vests under this Agreement. If you have made a permitted deferral election with respect to the Performance RSUs, then, subject to compliance with Section 409A of the Code (to the extent applicable), vested Performance RSUs shall be paid to you in accordance with such deferral election. If you have not made a permitted deferral election with respect to the Performance RSUs, vested Performance RSUs shall be paid to you as soon as administratively practicable after the Performance RSUs vest, but in no event later than the earlier of (a) March 15 following the end of the calendar year in which the Performance RSUs vest and (b) March 15, 2023 (and in all events within the short-term deferral period for purposes of Section 409A of the Code).

6.     Dividend, Voting Rights and Other Rights. You shall have no rights of ownership in the Shares underlying the Performance RSUs and shall have no right to vote such Shares until the date on which the Shares are transferred to you pursuant hereto. From and after the Date of Grant and until the earlier of (a) the time when the Performance RSUs become vested and are paid in accordance with Section 5 hereof or (b) the time when your right to receive Shares in payment of the Performance RSUs is forfeited in accordance with Section 3 hereof, on the date that BWXT pays a cash dividend (if any) to holders of Shares generally, you shall be credited with cash per Performance RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the Performance RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Performance RSUs to which they relate.
Taxes

7.     Liability for Tax-Related Items. Regardless of any action BWXT or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that BWXT and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Performance RSUs, including the grant and vesting of Performance RSUs, subsequent delivery of Shares or the subsequent sale of any Shares acquired pursuant to such Performance RSUs and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Performance RSUs to reduce or eliminate your liability for Tax-Related Items. Prior to the taxable or tax withholding event, as applicable, you shall pay, or make adequate arrangements satisfactory to BWXT or to the Employer to satisfy all Tax-Related Items. In this regard, you authorize BWXT or Employer to withhold all applicable Tax-Related Items legally payable by you, and unless determined otherwise by the Committee, BWXT or Employer will withhold a number of Shares otherwise deliverable equal to (A) the minimum statutory withholding amount to satisfy such liability or (B) if approved by the Committee, a greater amount based on your election. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, you understand that you will be deemed to have been issued the full number of Shares subject to the settled Performance RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Performance RSUs.

Transferability

8.     Non-Transferability. Performance RSUs granted hereunder are non-transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Clawback Provisions

9.     Recovery of Performance RSUs.  In the event that BWXT is required to prepare an accounting restatement due to the material noncompliance of BWXT with any financial reporting requirement under the U.S. federal securities laws as a result of fraud (a “Restatement”) and the Board reasonably determines that you knowingly engaged in the fraud, BWXT will have the right to recover the Performance RSUs granted during the three-year period preceding the date on which the Board or BWXT, as applicable, determines it is required to prepare the Restatement (the “Three-Year Period”), or vested in whole or in part during the

Three-Year Period, to the extent of any excess of what would have been granted to or would have vested for you under the Restatement.

10.    Recovery Process.  In the event a Restatement is required, the Board, based upon a recommendation by the Committee, will (a) review the Performance RSUs either granted or vested in whole or in part during the Three-Year Period and (b) in accordance with the provisions of this Agreement and the Plan, will take reasonable action to seek recovery of the amount of such Performance RSUs in excess of what would have been granted to or would have vested for you under the Restatement (but in no event more than the total amount of such Performance RSUs), as such excess amount is reasonably determined by the Board in its sole discretion, in compliance with Section 409A of the Code.  There shall be no duplication of recovery under Sections 9 and 10 of this Agreement and any of 15 U.S.C. Section 7243 (Section 304 of The Sarbanes-Oxley Act of 2002) and Section 10D of the Exchange Act. Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Shares may be traded) (the “Compensation Recovery Policy”), and that Sections 9 and 10 of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

Other Information

11.    No Guarantee of Continued Service. Neither the action of BWXT in establishing the Plan, nor any action taken by it, by the Committee or by your employer, nor any provision of the Plan or this Agreement shall be construed as conferring upon you the right to be retained in the employ of BWXT or any of its subsidiaries or affiliates.

12.    Adjustments. The Performance RSUs evidenced by this Agreement are subject to adjustment as provided in Sections 4.3 and 15.2 of the Plan.

13.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by BWXT without your consent). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

14.    Electronic Delivery. BWXT may, in its sole discretion, deliver any documents related to the Performance RSUs and your participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by BWXT or another third party designated by BWXT.

15.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.    Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

17.    Acknowledgement. You acknowledge that you (a) have received a copy of the Plan, (b) have had an opportunity to review the terms of this Agreement and the Plan, (c) understand the terms and conditions of this Agreement and the Plan and (d) agree to such terms and conditions.

18.    Country-Specific Special Terms and Conditions. Notwithstanding any provisions in this Agreement, the Performance RSUs shall also be subject to the special terms and conditions set forth in Appendix A to this Agreement for your country of residence. Moreover, if you relocate to one of the countries included on Appendix A, the special terms and conditions for such country will apply to you, to the extent BWXT determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

19.    Notice to Governmental Authority. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents you from providing, without prior notice to BWXT, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the 1934 Act.

Schedule 1

Calculating ROIC and EPS

Except as otherwise described below, the component values used to calculate ROIC and EPS will be determined in accordance with U.S. generally accepted accounting principles excluding (1) expenses associated with the acquisition or disposition of any asset, (2) expenses associated with company restructuring activity, (3) any pension accounting mark-to-market losses, (4) acquisition related amortization resulting from an acquisition that occurs during the Performance Period, (5) losses from divestitures, (6) impairments of tangible and intangible assets, (7) losses in respect of legal proceedings and dispute resolutions, and (8) losses from tax valuation allowances. The performance goals or the component values will also be adjusted to reflect the negative effects from applicable changes in accounting standards / policies or tax regulations after the date of this meeting. No adjustment herein shall limit any discretion provided by the Plan to increase or reduce the amount of a Participant’s Final Award as computed hereunder.

Return on Invested Capital (ROIC)

The vested percentage applicable to ROIC will be determined based on BWXT’s average annual ROIC (as calculated below) (“Average ROIC”) for the Performance Period in accordance with the following schedule:

Average ROIC        ROIC Vested Percentage

xx.x%             50%
xx.x%             100%
xx.x%             200%

Vested percentages between the amounts shown will be calculated by linear interpolation. The vested percentage applicable to ROIC will be 0% if the Average ROIC for the Performance Period is below xx.x%. In no event will the vested percentage applicable to ROIC be greater than 200%.

ROIC will be calculated quarterly and the ROIC for any calendar year during the Performance Period will equal the sum of the four applicable quarterly ROIC calculations. Average ROIC will equal the sum of the three annual ROIC calculations during the Performance Period divided by three.

For purposes of this Agreement, the term “ROIC” is a ratio measure of BWXT’s net income in relation to BWXT’s invested capital, using the formula set forth below. For purposes of determining ROIC, net income is pre-tax income less tax expense calculated in accordance with U.S. generally accepted accounting principles. Invested capital is BWXT’s total assets less current liabilities. Current liabilities include any liabilities that are due within one calendar year and will be defined based on BWXT’s consolidated balance sheet applicable to the applicable period.

Net Income	=	Pre-tax Income - Tax Expense
Invested Capital		Total Assets - Current Liabilities

Diluted Earnings Per Share (EPS)

The vested percentage applicable to EPS will be determined based on BWXT’s cumulative EPS (as calculated below) (“Cumulative EPS”) for the Performance Period in accordance with the following schedule:

Cumulative EPS        EPS Vested Percentage

$x.xx             50%
$x.xx                 100%
$x.xx                 200%

Vested percentages between the amounts shown will be calculated by linear interpolation. The vested percentage applicable to EPS will be 0% if the Cumulative EPS for the Performance Period is below $x.xx. In no event will the vested percentage applicable to EPS be greater than 200%.

EPS will be calculated for each calendar year during the Performance Period and Cumulative EPS for the Performance Period will equal the sum of the three applicable annual EPS calculations.

For purposes of this Agreement, the term “EPS” means BWXT’s net income attributable to stockholders of common stock for the applicable period divided by BWXT’s weighted average diluted shares outstanding for the applicable period. For purposes of determining EPS, net income attributable to stockholders of common stock is defined as “Net Income Attributable to BWX Technologies, Inc.” on BWXT’s Consolidated Statement of Income. Diluted shares outstanding will include all basic shares outstanding and any other dilutive securities for the period. If any securities are dilutive, the impact on the number of outstanding shares will be included in the denominator and the related income statement impact of the security will be removed from the numerator.

Diluted EPS	=	Net Income to Common Shareholders + Net Income Impact of Dilutive Securities
WACSO assuming all Dilutive Securities are converted to Common Stock

WACSO represents weighted average common stock outstanding.

APPENDIX A
COUNTRY-SPECIFIC SPECIAL TERMS AND CONDITIONS

This Appendix A, which is part of the BWXT 2020 Performance Restricted Stock Units Grant Agreement (the “Agreement”), contains additional terms and conditions of the Agreement that will apply to you if you reside in one of the countries listed below. It also includes information about certain other issues of which you should be aware with respect to your participation in the Plan. Such information is based on securities, exchange control, and other laws in effect in the respective countries as of February 2020. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Agreement. By accepting the Performance RSUs, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you and your Performance RSUs.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and BWXT is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Performance RSUs were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

COUNTRIES COVERED BY THIS APPENDIX A:
Canada.

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CANADA

Terms and Conditions

1.	Nature of Grant. In accepting the grant of Performance RSUs, you acknowledge that:

·	the Plan is established voluntarily by BWXT, is discretionary in nature and may be modified, amended, suspended or terminated by BWXT at any time;

·
the grant of the Performance RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance RSUs, or benefits in lieu of Performance RSUs, even if Performance RSUs have been granted repeatedly in the past;

·	all decisions with respect to future Performance RSUs grants, if any, will be at the sole discretion of BWXT;

·	you are voluntarily participating in the Plan;

·
the Performance RSUs and the Shares subject to the Performance RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to BWXT or the Employer, and which is outside the scope of your employment contract, if any;

·	the Performance RSUs and the Shares subject to the Performance RSUs are not intended to replace any pension rights or compensation;

·
the Performance RSUs and the Shares subject to the Performance RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for BWXT, the Employer, or any Subsidiary;

·	the Performance RSUs and your participation in the Plan will not be interpreted to form an employment contract or relationship with BWXT or any Subsidiary;

·	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

·
in consideration of the grant of the Performance RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance RSUs resulting from termination of your service with BWXT or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release BWXT and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waive any entitlement to pursue such claim;

·
For purposes of the Agreement, the date of occurrence of your termination of employment by BWXT or a Subsidiary is the later of: (a) the date that you actually cease to perform services for BWXT or a Subsidiary, as recorded by BWXT or its Subsidiary, as applicable; and (b) the last day of the period during which you are entitled to notice of termination under applicable minimum employment standards legislation (the “Termination Date”).

For greater certainty, the Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination of which you are in receipt or may be eligible to receive at common law, pursuant to a contract, or otherwise; and no grants or damages in lieu thereof are payable with respect to any applicable statutory severance period or contractual or common law notice period. Notwithstanding the foregoing, in no event will you receive less under the Agreement than that required by applicable minimum employment standards legislation.
BWXT and its Subsidiaries reserve the right to terminate the employment of any person, regardless of the effect of such termination of employment on entitlements under the Agreement. You hereby waive, and irrevocably release BWXT and its Subsidiaries from, any claim or entitlement to compensation or damages that may arise from any forfeiture of the Performance RSUs as a result of the cessation of vesting on the Termination Date; notwithstanding the foregoing, if your service terminates due to certain termination events as described in this Agreement, the Performance RSUs will be fully vested as of the date of death; and

·	the Performance RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

2.
Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other award materials by and among, as applicable, the Employer, BWXT, and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that BWXT and the Employer may hold certain personal information about you, including but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in BWXT, details of all awards or any other entitlement Shares granted, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to any third parties assisting BWXT with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize BWXT and any other possible recipients which may assist BWXT (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

3.	Settlement of Performance RSUs. Section 5 of the Agreement (the “Settlement of Performance RSUs” provision) is hereby amended in its entirety to read as follows:

“Settlement of Performance RSUs. You (or your beneficiary, if applicable) will receive one Share for each Performance RSU that vests under this Agreement. Such Shares shall be distributed to you as soon as administratively practicable after the Performance RSUs vest, but in no event later than March 15 following the end of the calendar year in which the Performance RSUs vest or, if earlier, at the latest by December 31 of the third year following the end of the year in which the Date of Grant occurred.

4.    Language Consent. The following provision will apply to residents of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

5.	Dividend Equivalents Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or this Agreement, any vested dividend equivalents will be settled in Shares.

6.
Performance RSUs Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or this Agreement, any Performance RSUs granted to you shall be paid in Shares only and do not provide any right to receive a cash payment.

7.
Form of Payment. Due to legal restrictions in Canada and notwithstanding any language to the contrary in the Plan, you are prohibited from surrendering Shares that you already own or from attesting to the ownership of Shares to pay any tax withholding in connection with Performance RSUs granted to you.

Notifications

1.
Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that BWXT is a foreign issuer that is not public in Canada and the sale of the Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily resident in Canada.

2.
Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares, options, restricted stock units, and performance-based restricted stock units) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.